UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2018

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

(214) 740-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter)

☐   Emerging growth company

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01                                           Entry into a Material Definitive Agreement.

Term Loan Repricing

On July 13, 2018, Exela Intermediate LLC (the “Company”), an indirect wholly owned subsidiary of the registrant, Exela Technologies, Inc,. successfully repriced the $343,437,500 of term loans outstanding under its senior secured credit facilities (the “Repricing”).  The Repricing was accomplished pursuant to a First Amendment to First Lien Credit Agreement (the “First Amendment”), dated as of July 13, 2018, by and among Exela Intermediate Holdings LLC, the Company, each “Subsidiary Loan Party” listed on the signature pages thereto, Royal Bank of Canada, as administrative agent, and each of the lenders party thereto, whereby the Company borrowed $343,437,500 of refinancing term loans (the “Repricing Term Loans”) to refinance the Company’s existing senior secured term loans (the “Existing Term Loans”).

The Repricing Term Loans will bear interest at a rate per annum of, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor, or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate and (iii) the one-month adjusted LIBOR plus 1.00%, in each case plus an applicable margin of 6.50% for LIBOR loans and 5.50% for base rate loans.  The interest rates applicable to the Repricing Term Loans are 100 basis points lower than the interest rates applicable to the Existing Term Loans that were incurred on July 12, 2017 pursuant to the First Lien Credit Agreement, by and among Exela Intermediate Holdings, LLC, the Company, Royal Bank of Canada, as administrative agent and collateral agent, and each of the lenders party thereto.  The Repricing Term Loans will mature on July 12, 2023, the same maturity date as the Existing Term Loans.

Incremental Term Loan

On July 13, 2018, the Company successfully borrowed an additional $30.0 million pursuant to incremental term loans (the “Incremental Term Loans”) under the First Amendment. The proceeds of the Incremental Term Loans may be used by the Company for general corporate purposes and to pay fees and expenses in connection with the First Amendment.  The interest rates applicable to the Incremental Term Loans are the same as those for the Repricing Term Loans.

The Company may voluntarily repay the Repricing Term Loans and the Incremental Term Loans (collectively, the “Term Loans”) at any time, without prepayment premium or penalty, except in connection with a repricing event as described in the following sentence, subject to customary “breakage” costs with respect to LIBOR rate loans.  Any refinancing of the Term Loans through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the Term Loans resulting in a lower yield occurring at any time during the first six months after July 13, 2018 will be accompanied by a 1.00% prepayment premium or fee, as applicable.

Other than as described above, the terms, conditions and covenants applicable to the Repricing Term Loans and the Incremental Term Loans are consistent with the terms, conditions and covenants that were applicable to the Existing Term Loans under the First Lien Credit

Agreement and which are described in the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2017.

The lenders under the Repricing Term Loans and Incremental Term Loans and the arrangers of the Repricing Term Loans and the Incremental Term Loans and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-Kand incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Description

10.1	First Amendment dated July 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2018

Exela Technologies, Inc.

By:	/s/ Theresa K. Mohan
Theresa K. Mohan
General Counsel Americas and Secretary